                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement     [ ] Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                     Chock full o'Nuts Corporation
                ----------------------------------------------
               (Name of Registrant as Specified in Its Charter)


    ----------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)     Title of each class of securities to which transaction applies:

    (2)     Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)     Proposed maximum aggregate value of transaction:

    (5)     Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)     Amount Previously Paid:

    (2)     Form, Schedule or Registration Statement No.:

    (3)     Filing Party:

    (4)     Date Filed:

                         CHOCK FULL O'NUTS CORPORATION

             Supplement to Proxy Statement dated September 8, 1999

   In connection with the merger agreement between Chock full o'Nuts and Sara Lee Corporation, Chock has provided each of the holders of its common stock as of August 19, 1999, the record date, with a proxy statement describing the merger. As described in the proxy statement, pursuant to the merger, for each share of Chock full o'Nuts common stock you own, you will receive a fraction between 0.5238 and 0.4231 of a share of Sara Lee common stock. In accordance with the terms of the merger agreement, we will determine the exact fraction by dividing: (1) $11.00, by (2) the average price per share of Sara Lee common stock for the twenty consecutive trading days commencing on Friday, September 10, 1999 (the date the proxy statement was first mailed) and ending on October 7, 1999.

   Please review carefully the entire proxy statement.

New York, New York
September 13, 1999